Filed Pursuant to Rule 424(b)(5)

Registration No. 333-267187

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 13, 2022)

6,299,989 Shares

STREAMLINE HEALTH SOLUTIONS, INC.

Common Stock

We are offering 6,299,989 shares of our common stock, par value $0.01 per share, in a registered direct offering to certain purchasers in a privately negotiated transaction pursuant to this prospectus supplement at a price of $1.32 per share. We have not retained an underwriter or placement agent with respect to this offering and therefore are not paying any underwriting discounts or commissions. We estimate the total expenses of this offering will be $75,000.

Our common stock is listed on the Nasdaq Capital Market under the symbol “STRM.” The last reported sale price of our common stock on the Nasdaq Capital Market on October 24, 2022 was $1.32 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 6 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering Price	$1.32	$8,315,985
Proceeds to Streamline Health Solutions, Inc. (before expenses)	$1.32	$8,315,985

The date of this prospectus supplement is October 24, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of shares of our common stock. Before buying any shares of our common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

Unless the context otherwise requires, “Streamline Health,” the “Company,” “we,” “us,” “our” and similar terms refer to Streamline Health Solutions, Inc., a company incorporated under the laws of Delaware, together with its subsidiaries.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus, which gives more general information some of which might not apply to this offering. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference herein, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to an aggregate total dollar amount of $25.0 million, of which this offering is a part.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we may prepare or authorize. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering and we take no responsibility for any other information others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein or therein, is accurate only as of the date of such prospectus supplement, accompanying prospectus or any free writing prospectus, as the case might be, or in the case of the documents incorporated by reference herein or therein, the date of such documents, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Statements with respect to expected revenue, income, receivables, backlog, client attrition, acquisitions and other growth opportunities, sources of funding operations and acquisitions, the integration of our solutions, the performance of our channel partner relationships, the sufficiency of available liquidity, research and development, and other statements of our plans, beliefs or expectations are forward-looking statements. These and other statements using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions also are forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. The forward-looking statements we make are not guarantees of future performance, and we have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or historical earnings levels.

Among the factors that could cause actual future results to differ materially from our expectations are the risks and uncertainties described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and those included in the documents that we incorporate by reference herein and therein including our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2022, as well as any amendments thereto and in our other filings with the SEC, and include among others, the following:

●	competitive products and pricing;

●	product demand and market acceptance;

●	entry into new markets;

●	the extent to which health epidemics and other outbreaks of communicable diseases, including the ongoing coronavirus, or COVID-19, pandemic and the efforts to mitigate it, could disrupt our operations and/or materially and adversely affect our business and financial conditions;

●	the possibility that any of the anticipated benefits of the acquisition of Avelead Consulting, LLC (“Avelead”) will not be realized or will not be realized within the expected time period, the businesses of the Company and the Avelead segment may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, or revenues following the Avelead acquisition may be lower than expected;

●	new product and services development and commercialization;

●	key strategic alliances with vendors and channel partners that resell our products;

●	uncertainty in continued relationships with customers due to termination rights;

●	our ability to control costs;

●	availability, quality and security of products produced and services provided by third-party vendors;

●	the healthcare regulatory environment;

●	potential changes in legislation, regulation and government funding affecting the healthcare industry;

●	healthcare information systems budgets;

●	availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems;

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●	the success of our relationships with channel partners;

●	fluctuations in operating results;

●	our future cash needs;

●	the consummation of resources in researching acquisitions, business opportunities or financings and capital market transactions;

●	the failure to adequately integrate past and future acquisitions into our business;

●	critical accounting policies and judgments;

●	changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other standard-setting organizations;

●	changes in economic, business and market conditions impacting the healthcare industry and the markets in which we operate;

●	our ability to maintain compliance with the terms of our credit facilities; and

●	our ability to maintain compliance with the continued listing standards of the Nasdaq Capital Market (“Nasdaq”);

●	our expected uses of the net proceeds from this offering; and

●	other risks detailed in our filings with the SEC, including the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 (our “2022 Annual Report”).

Some of these factors and risks have been, and may further be, exacerbated by the COVID-19 pandemic.

Most of these factors are beyond our ability to predict or control. Any of these factors, or a combination of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of our forward-looking statements. There also are other factors that we may not describe (generally because we currently do not perceive them to be material) that could cause actual results to differ materially from our expectations.

Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus supplement or the filing of the accompanying prospectus or documents incorporated by reference herein and therein that include forward-looking statements.

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THE OFFERING

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the common stock, see “Description of Capital Stock” in the accompanying prospectus.

Common stock offered by us	6,299,989 shares

Common stock outstanding before this offering	48,801,181 shares

Common stock to be outstanding after this offering	55,101,170 shares

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $8.2 million after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies, although we have no specific agreements, commitments or understandings to do so at this time. See “Use of Proceeds.”

Risk Factors

An investment in our common stock involves a high degree of risk. See the information contained under “Risk Factors” on page S-5 of this prospectus supplement, on page 6 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference herein and therein for a description of factors you should consider before purchasing shares of our common stock.

The Nasdaq Capital Market Symbol	Our common stock is traded on The Nasdaq Capital Market under the symbol “STRM”.

The number of shares of our common stock expected to be outstanding after this offering and, unless otherwise indicated, the information in this prospectus supplement is based on 48,801,181 shares of our common stock outstanding as of July 31, 2022, and excludes as of such date:

●	336,904 shares issuable upon the exercise of options outstanding as of July 31, 2022 at a weighted average exercise price of $2.57 per share; and

●	2,698,965 shares reserved for future issuance under our Third Amended and Restated 2013 Stock Incentive Plan, or Incentive Plan, as of July 31, 2022.

In addition, the amounts assume no exercise of outstanding options described above since July 31, 2022.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risks Related to this Offering and Our Common Stock

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies, although we have no specific agreements, commitments or understandings to do so at this time. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your stock of $(0.14) per share as of July 31, 2022, based on the public offering price of $1.32 per share, because the price that you pay will be substantially greater than the net tangible book value per share of the shares you acquire. You will experience additional dilution upon the exercise of options, including those options currently outstanding and those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. See “Dilution” for a more detailed discussion of the dilution you will incur in connection with this offering.

The market price of our common stock is likely to be highly volatile as the stock market in general can be highly volatile.

The public trading of our common stock is based on many factors that could cause fluctuation in the price of our common stock. These factors may include, but are not limited to:

●	General economic and market conditions;
●	Actual or anticipated variations in annual or quarterly operating results;
●	Lack of or negative research coverage by securities analysts;
●	Conditions or trends in the healthcare information technology industry;
●	Changes in the market valuations of other companies in our industry;
●	Announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;
●	Announced or anticipated capital commitments;
●	Ability to maintain listing of our common stock on Nasdaq;
●	Additions or departures of key personnel; and
●	Sales and repurchases of our common stock by us, our officers and directors or our significant stockholders, if any.

Most of these factors are beyond our control. Further, as a result of our relatively small public float, our common stock may be less liquid, and the trading price for our common stock may be more affected by relatively small volumes of trading than is the case for the common stock of companies with a broader public ownership. These factors may cause the market price of our common stock to decline, regardless of our operating performance or financial condition.

S-5

If equity research analysts do not publish research reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock may rely in part on the research and reports that equity research analysts publish about our business and us. We do not control the opinions of these analysts. The price of our common stock could decline if one or more equity analysts downgrade our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about our business or us. Furthermore, if no equity research analysts conduct research or publish reports about our business and us, the market price of our common stock could decline.

All of our debt obligations and any preferred stock that we may issue in the future will have priority over our common stock with respect to payment in the event of a bankruptcy, liquidation, dissolution or winding up.

In any bankruptcy, liquidation, dissolution or winding up of the Company, our shares of common stock would rank in right of payment or distribution below all debt claims against us and all of our outstanding shares of preferred stock, if any. As a result, holders of our shares of common stock will not be entitled to receive any payment or other distribution of assets in the event of a bankruptcy or upon a liquidation or dissolution until all of our obligations to our debt holders and holders of preferred stock have been satisfied. Accordingly, holders of our common stock may lose their entire investment in the event of a bankruptcy, liquidation, dissolution or winding up of the Company. Similarly, holders of our preferred stock would rank junior to our debt holders and creditors in the event of a bankruptcy, liquidation, dissolution or winding up of the Company.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing in public or private offerings additional shares of common stock or preferred stock, and other securities that are convertible into or exchangeable for, or that represent a right to receive, common stock or preferred stock or any substantially similar securities. Such offerings represent the potential for a significant increase in the number of outstanding shares of our common stock. The market price of our common stock could decline as a result of sales of common stock, preferred stock or similar securities in the market made after an offering or the perception that such sales could occur.

Additionally, we may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The issuance of preferred stock could adversely affect holders of shares of our common stock, which may negatively impact your investment.

Our Board of Directors is authorized to issue classes or series of preferred stock without any action on the part of the stockholders. Our Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including rights and preferences over the shares of common stock with respect to dividends or upon our dissolution, winding-up or liquidation, and other terms. If we issue preferred stock in the future that has a preference over the shares of our common stock with respect to the payment of dividends or upon our dissolution, winding up or liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the shares of our common stock, the rights of the holders of shares of our common stock or the market price of our common stock could be adversely affected.

As of the date of this prospectus supplement, we had no shares of preferred stock outstanding.

S-6

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend solely on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. The trading price of our common stock could decline, and you could lose all or part of your investment.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation, or Charter, and our amended and restated bylaws, or Bylaws, may delay or prevent an acquisition of us or a change in our management. Among other things, our Charter and Bylaws:

●	permit our Board of Directors to issue up to 5,000,000 shares of preferred stock, with such designations, powers, preferences and rights as our Board of Directors may authorize (including the right to approve an acquisition or other change in control);

●	provide that the authorized number of directors may be changed only by our Board of Directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

●	require advance notice for nominations for election to our Board of Directors or for proposing matters that can be acted upon at stockholder meetings.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. Although we believe these provisions collectively provide for an opportunity to obtain greater value for stockholders by requiring potential acquirers to negotiate with our Board of Directors, they would apply even if an offer rejected by our Board of Directors were considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management.

If we are unable to maintain compliance with Nasdaq listing requirements, our stock could be delisted, and the trading price, volume and marketability of our stock could be adversely affected.

Our common stock is listed on the Nasdaq Capital Market. We cannot assure you that we will be able to maintain compliance with Nasdaq’s current listing standards, or that Nasdaq will not implement additional listing standards with which we will be unable to comply. Failure to maintain compliance with Nasdaq listing requirements could result in the delisting of our shares from Nasdaq, which could have a material adverse effect on the trading price, volume and marketability of our common stock. Furthermore, a delisting could adversely affect our ability to issue additional securities and obtain additional financing in the future or result in a loss of confidence by investors or employees.

S-7

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $8.2 million from the sale of the shares of common stock offered by us in this offering, after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we regularly evaluate acquisition opportunities and engage in related discussions with other companies.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. Due to the uncertainties inherent in our operations and industry, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. Accordingly, our management will have broad discretion in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of July 31, 2022:

●	on an actual basis; and

●

on an as adjusted basis, giving effect to the sale of 6,299,989 shares of common stock by us in this offering at the offering price of $1.32 per share, after deducting estimated offering expenses payable by us.

You should read the following table together with the section titled “Use of Proceeds,” our consolidated financial statements and other financial data incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2022.

	As of July 31, 2022 (unaudited)
	Actual	As Adjusted
Cash and cash equivalents	$5,918,000	$14,159,000
Total current liabilities	$14,666,000	$14,666,000
Non-current liabilities:
Term loan payable, less current portion and deferred financing cost	9,444,000	9,444,000
Deferred revenues, less current portion	155,000	155,000
Acquisition earnout liability, less current portion	4,074,000	4,074,000
Other non-current liabilities	116,000	116,000
Total non-current liabilities	13,789,000	13,789,000
Total liabilities	28,455,000	28,455,000
Stockholders’ equity:
Common stock, $0.01 par value per share; 85,000,000 shares authorized; 48,801,181 shares issued and outstanding, actual; 55,101,170 shares issued and outstanding as adjusted	488,000	551,000

Additional paid in capital	119,737,000	127,915,000
Accumulated deficit	(91,718,000)	(91,718,000)
Total stockholders’ equity	28,507,000	36,748,000
Total liabilities and stockholders’ equity	$56,962,000	$65,203,000

The table above is based on 48,801,181 shares of our common stock outstanding as of July 31, 2022 and excludes as of that date:

●	336,904 shares issuable upon the exercise of options outstanding as of July 31, 2022 at a weighted average exercise price of $2.57 per share; and

●	2,698,965 shares reserved for future issuance under our Incentive Plan, as of July 31, 2022.

In addition, the amounts in the table above assume no exercise of outstanding options described above since July 31, 2022.

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DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of July 31, 2022 was approximately $(15,995,000), or approximately $(0.33) per share of common stock, based upon 48,801,181 shares outstanding as of July 31, 2022. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding.

After giving effect to the sale by us of 6,299,989 shares of common stock at the public offering price of $1.32 per share, and after deducting estimated offering expenses payable by us, our net tangible book value as of July 31, 2022 would have been approximately $(7,707,000), or approximately $(0.14) per share of common stock. This amount represents an immediate increase in net tangible book value of approximately $0.19 per share to existing stockholders and an immediate dilution of approximately $1.46 per share to purchasers in this offering. The following table illustrates the dilution calculation on a per share basis:

Public offering price per share	$1.32
Net tangible book value per share as of July 31, 2022	$(0.33)
Increase in net tangible book value per share attributable to this offering	$0.19
As adjusted net tangible book value per share after giving effect to this offering	$(0.14)
Dilution per share to new investors participating in this offering	$1.46

The table above is based on 48,801,181 shares of common stock outstanding as of July 31, 2022, and excludes as of that date:

●	336,904 shares issuable upon the exercise of options outstanding as of July 31, 2022 at a weighted average exercise price of $2.57 per share; and

●	2,698,965 shares reserved for future issuance under our Incentive Plan, as of July 31, 2022.

To the extent that outstanding stock options, or other equity awards are exercised or become vested or any additional options, or other equity awards are granted and exercised or become vested or other issuances of shares of our common stock are made, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We are offering 6,299,989 shares of our common stock directly to specified purchasers. We have entered into Common Stock Purchase Agreements, each dated as of October 24, 2022, with such purchasers relating to the offer of these shares of our common stock.

Subject to the terms and conditions of the Common Stock Purchase Agreements, on the closing date, we will issue shares of our common stock to such purchasers, and we will receive gross proceeds in the amount of $8,316,000. We estimate that the expenses of this offering payable by us will be approximately $75,000.

The shares of common stock were offered directly to the purchasers without a placement agent, underwriter, broker or dealer. We currently anticipate that the closing of the sale of such shares of our common stock will take place on or about October 26, 2022.

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LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia.

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EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Streamline and its subsidiaries as of January 31, 2022 and 2021, and for the fiscal years then ended, have been audited by FORVIS, LLP (formerly Dixon Hughes Goodman LLP), an independent registered public accounting firm, as set forth in their report thereon, included in Streamline Annual Report on Form 10-K for the fiscal year ended January 31, 2022, and incorporated herein by reference. Such consolidated financial statements and the related consolidated financial statement schedule have been so incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov. Additionally, you may access our filings with the SEC through our website at www.streamlinehealth.net. The information on our website is not incorporated herein by reference and you should not consider it to be a part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. The documents we are incorporating by reference herein are:

●	Current Reports on Form 8-K filed with the SEC on February 17, 2022, March 28, 2022, June 3, 2022, June 8, 2022, July 6, 2022;

●	The portions of our Definitive Proxy Statement on Schedule 14A, filed on May 9, 2022, that are deemed “filed” with the SEC under the Exchange Act;

●	The Annual Report on Form 10-K for the year ended January 31, 2022, filed with the SEC on April 28, 2022;

●	Quarterly Reports on Form 10-Q filed with the SEC on June 9, 2022 and September 8, 2022; and

●	The description of our capital stock contained in Amendment No.2 to the our Registration Statement on Form 8-A, filed with the SEC on December 24, 2015, as updated by our Annual Report on Form 10-K for the year ended January 31, 2022, filed with the SEC on April 28, 2022.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement and accompanying prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and accompanying prospectus and to be a part hereof from the date of filing of those documents.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement and the accompanying prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Streamline Health Solutions, Inc.

Attn: Investor Relations

2400 Old Milton Pkwy., Box 1353

Alpharetta, GA 30009

Telephone: (888) 997-8732

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

S-15

PROSPECTUS

Streamline Health Solutions, Inc.

$25,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time, our common stock, preferred stock, warrants to purchase our common stock, or units comprised of two or more such securities (the “Securities”) from time to time under this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer the Securities in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell the Securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.

This prospectus provides a general description of the Securities we may offer. Each time we sell the Securities, we will provide specific terms of the Securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of the Securities. This prospectus may not be used to consummate a sale of the Securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “STRM”. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the Securities, if any, covered by the prospectus supplement.

As of July 31, 2022, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $55,462,045, which amount is based on 48,801,181 shares of common stock outstanding as of July 31, 2022, of which 36,014,315 shares of common stock were held by non-affiliates, and a per share price of $1.54, which was the last reported sale price of our common stock on the Nasdaq Capital Market. on July 29, 2022. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, so long as our public float remains below $75,000,000, in no event will we sell the Securities in a public primary offering with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part.

Investing in the Securities involves substantial risks. You should carefully read and consider the risks and uncertainties described in this prospectus and any related prospectus supplement and in the documents incorporated by reference into this prospectus any related prospectus supplement. See “Risk Factors” on page 6 herein, as updated and supplemented by our periodic reports and other information filed by us with the Securities and Exchange Commission and incorporated by reference herein. The prospectus supplement applicable to each type or series of the Securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell the securities referenced in this prospectus in one or more offerings for a maximum aggregate offering price not to exceed $25,000,000, subject to any applicable limits prescribed by General Instruction I.B.6 of Form S-3. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. We may also provide you a free writing prospectus at the time our securities are offered. The prospectus supplement and/or free writing prospectus will contain more specific information about the offering. The prospectus supplement and free writing prospectus may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference”.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given below. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. See “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement, free writing prospectus or incorporated by reference herein. This prospectus may be used only where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any jurisdiction where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For purposes of this prospectus, references to the terms “Streamline,” the “Company,” “we,” “us” and “our” refer to Streamline Health Solutions, Inc., a Delaware corporation, and its subsidiary unless the context otherwise requires.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission filing number is 000-28132. All documents that we file with the Commission on or after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we have filed with the Commission and any filings that we will make with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until this offering is terminated, including all such documents that we may file with the Commission after the date of the initial registration statement and prior to the effectiveness of the registration statement:

●	our Annual Report on Form 10-K for the fiscal year ended January 31, 2022;
●	our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022;
●	our Current Reports on Form 8-K filed with the Commission on February 17, 2022, March 28, 2022, June 3, 2022, and June 8, 2022;
●	the information contained in our Definitive Proxy Statement on Schedule 14A filed with the Commission on May 9, 2022 and incorporated into Part III of our Annual Report on Form 10-K for the year ended January 31, 2022; and
●	the description of our Common Stock included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, including any amendment or report filed for the purpose of updating such description.

Copies of any documents incorporated by reference in this prospectus are available free of charge by written or oral request directed to Streamline Health Solutions, Inc., 2400 Old Milton Pkwy., Box 1353, Alpharetta, GA 30009, Attention: Investor Relations, telephone: (888) 997-8732.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the Commission, including Streamline. The address of the Commission’s website is www.sec.gov. We maintain a website at www.streamlinehealth.net. Information contained in or accessible through our website is not incorporated by reference and does not constitute a part of this prospectus.

We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with the Commission with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Commission. The registration statement is available for inspection and copying as set forth above.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference in this prospectus and any accompanying prospectus supplement that are not statements of historical or current facts are “forward-looking statements” within the meaning of Section 27A of the Secuities Act and Section 21E of the Exchange Act. Forward-looking statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Certain of these risks and uncertainties are discussed under the heading “Risk Factors” below and may, from time to time, be discussed in our other filings with the Commission.

In addition to statements that explicitly describe such risks and uncertainties, statements using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions also are forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. The forward-looking statements we make are not guarantees of future performance, and we have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or historical earnings levels. Forward-looking statements may include statements as to our beliefs and expectations as to future events and trends affecting our business. Forward-looking statements are based upon our current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside of our control.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those reflected in or suggested by forward-looking statements. Any forward-looking statement you read in, or that is incorporated by reference in, this prospectus and any accompanying prospectus supplement reflects our views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. You should specifically consider the factors identified or referred to in this prospectus, any accompanying prospectus supplement and our other filings with the Commission, and any subsequent annual, quarterly or current report that is incorporated by reference into this prospectus, which could cause actual results to differ from those referred to in forward-looking statements.

Any forward-looking statements are based on our beliefs and assumptions, using information currently available to us. Except as required by law, we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our periodic reports to the Commission. All subsequent written and oral forward- looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

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OUR COMPANY

We are a provider of solutions and services in the middle of the revenue cycle for healthcare providers throughout the United States and Canada. Streamline’s technology helps hospitals improve their financial performance by moving later revenue cycle interventions earlier in the process to optimize their coding accuracy for every patient encounter prior to bill submission. By improving coding accuracy before billing, providers can reduce revenue leakage, mitigate the risk of overbilling, and reduce days in accounts receivable. This enables providers to achieve more predictable revenue streams using technology rather than manual intervention. We provide computer software-based solutions, professional consulting and auditing and coding services, which capture, aggregate and translate structured and unstructured data to deliver intelligently organized, easily accessible predictive insights to our customers. Hospitals and physician groups use the knowledge generated by Streamline to help improve their financial performance. The Company’s software solutions are delivered to customers either by access to the Company’s data center systems through a secure connection in a software as a service (“SaaS”) delivery method or by a fixed-term or perpetual license, where such software is installed locally in the customer’s data center.

We are incorporated under the laws of the State of Delaware. Our executive office is located at 2400 Old Milton Pkwy., Box 1353, Alpharetta, GA 30009. Our telephone number is (888) 997-8732. Our website is http://www.streamlinehealth.net. Information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

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RISK FACTORS

An investment in our securities involves significant risks. Before acquiring any of our securities, you should read and carefully consider the risks and uncertainties and the risk factors set forth in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and the other information contained in or incorporated by reference into this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the Commission pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” herein. Risks related to any specific securities we offer will be described in the applicable prospectus supplement relating to those securities. Each of the risks described could result in a material decrease in the value of our securities and your investment in them.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, working capital, or to finance future acquisitions of other entities or their assets. Other uses, if any, will be discussed by means of prospectus supplement. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time.

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DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may offer, from time to time, shares of common stock, preferred stock, warrants to purchase our common stock, or units comprised of two or more such securities, in amounts we will determine from time to time, with a total value of up to $25,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Certificate of Incorporation, as amended to date (the “Charter”), our Bylaws, as amended to date (the “Bylaws”), and applicable provisions of Delaware law, in each case as currently in effect. The following description is only a summary of the material provisions of our capital stock set forth in our Charter and our Bylaws, each as in effect as of the date of this prospectus, does not purport to be complete and is qualified in its entirety by reference to such documents, the information regarding our capital stock incorporated by reference herein from our filings with the Commission and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). The documents governing our capital stock have been filed as exhibits to the registration statement of which this prospectus forms a part.

The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our Charter and the certificate of designations relating to the particular series of preferred stock, for provisions that may be important to you. The certificate of designations relating to each particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 85,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

As of July 31, 2022, we had the following equity securities outstanding:

●	48,801,181 shares of common stock, and
●	Zero shares of preferred stock.

The following description of our capital stock does not purport to be complete and is subject to and qualified by our Charter, our Bylaws, and the applicable provisions of the DGCL, each as in effect as of the date of this prospectus.

Common Stock

Nasdaq Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “STRM”.

Voting. Holders of our common stock are entitled to one (1) vote per share for the election of directors and on all other matters that require stockholder approval, subject in all cases to the rights of any outstanding preferred stock, if any. Holders of our common stock do not have cumulative voting rights.

Our Bylaws provide that the holders of a majority of all of the shares of our capital stock issued, outstanding and entitled to vote shall constitute a quorum for the transaction of business. When a quorum is present, the affirmative vote of the majority of shares of our capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, our Certificate of Incorporation or our Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. Our Bylaws provide that, when a quorum is present at a meeting of stockholders at which directors are to be elected, directors are elected by a plurality of the votes of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Our Certificate of Incorporation provides that the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of our common stock entitled to vote upon the election of directors shall be required to effect: (1) an amendment to the Certificate of Incorporation, (2) a merger or consolidation of the Company with or into another corporation, or the sale or transfer of all or substantially all of the assets of the Company to another entity; or (3) the removal of a member of the Board of Directors.

Dividends and Other Distributions. Subject to the rights of holders of any then outstanding shares of our Preferred Stock, our holders of our common stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds legally available therefor. We do not currently pay cash dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the declaration of dividends on our common stock will be made at the discretion of the Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by the Board of Directors, including the applicable requirements of the DGCL, which provides that dividends are payable only out of surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The payment of dividends on our common stock may be restricted by the provisions of credit agreements or other financing documents that we may enter into or the terms of securities that we may issue from time to time.

Merger, Consolidation or Sale of Assets. Subject to any preferential rights of any outstanding preferred stock, if any, holders of our common stock shall be entitled to receive all cash, securities and other property received by us pro rata on the basis of the number of shares of our common stock held by each of them in any of the following situations: (1) our merger or consolidation with or into another corporation in which we do not survive, (2) the sale or transfer of all or substantially all of our assets to another entity or (3) a merger or consolidation in which we are the surviving entity but our common stock shall be exchanged for stock, securities or property of another entity.

Distribution on Dissolution. After payment or provision for all liabilities, and subject to any preferential rights of any outstanding preferred stock, if any, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive a portion of the remaining funds to be distributed. Such funds shall be paid to the holders of our common stock pro rata on the basis of the number of shares of our common stock held by each of them.

Other Rights. The shares of our common stock are not subject to any redemption provisions and are not convertible. Holders of our common stock do not have any preemptive rights enabling such holders to purchase, subscribe for or receive shares of any class of our common stock or any other securities convertible into shares of any class of our common stock or any redemption rights. Holders of our common stock have no sinking fund rights.

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All outstanding shares of our common stock are fully paid and non-assessable. All shares of our common stock have equal rights and preferences.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, those of the holders of preferred stock, and will be subject to those of the holders of any shares of our preferred stock that we may issue in the future. As of July 31, 2022, we had no shares of preferred stock outstanding.

Listing

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “STRM.”

Preferred Stock

Under our Charter, our Board of Directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, powers or rights granted to or imposed upon the preferred stock, and any qualifications, restrictions and limitations thereof, including, without limitation, dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

Series A 0% Convertible Preferred Stock.

In August 2012, our Board of Directors designated 4,000,000 shares of the preferred stock as Series A 0% Convertible Preferred Stock, par value of $0.01 per share (the “Series A Preferred Stock”). On October 16, 2019, upon satisfaction of all conditions set forth under the Sixth Amendment to the Company’s Credit Agreement dated November 21, 2014, as previously amended on April 15, 2015, April 29, 2016, June 19, 2017, November 20, 2018, and September 11, 2019, by and between the Company, Streamline Health Inc., as borrower, and Wells Fargo Bank, N.A., as administrative agent, and the other lender parties thereto, the Company redeemed all 2,895,464 outstanding shares of Series A Preferred Stock. The Series A Preferred Stock was redeemed for a redemption price equal to $2.00 per share for a total redemption payment of $5,790,928.

Upon the redemption by us of the then oustanding shares of Series A Preferred Stock, we may not reissue such shares of Series A Preferred Stock. The shares have resumed the status of authorized but unissued shares of preferred stock and are no longer designated as Series A 0% Convertible Preferred Stock, par value of $0.01 per share.

Future Series of Preferred Stock.

The Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval up to the maximum of 5,000,000 shares of preferred stock that are currently authorized. Since there are currently no outstanding shares of our preferred stock, as of the date of this prospectus, our Board of Directors has the authority to issue up to a maximum of 5,000,000 shares of preferred stock.

Subject to the provisions of our Charter, and limitations prescribed by law, the Board of Directors is authorized to adopt resolutions, without any action or vote by our stockholders, that set forth the terms and rights of any future series of preferred stock. Those terms and rights may include:

●	the designation of the series;
●	the number of shares of the series, which number the Board of Directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding;
●	whether dividends, if any, will be cumulative or noncumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;
●	the rate of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;
●	the redemption rights and prices, if any, for shares of the series;
●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
●	the amounts payable on and the preferences, if any, of shares of the series in the event of our voluntary or involuntary liquidation, dissolution, or winding up;
●	whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
●	restrictions on the issuance of shares of the same series or of any other class or series;
●	the voting rights, if any, of the holders of the shares of the series; and
●	any other relative rights, preferences and limitations of such series.

One of the effects of the Board of Directors’ right to designate and issue preferred stock without stockholder approval may be to enable the Board of Directors to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. Furthermore, the issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

●	restricting dividends on the common stock;
●	diluting the voting power of the common stock;

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●	adversely impacting the market price of the common stock;
●	impairing the liquidation rights of the common stock; or
●	delaying, deterring or preventing a change in control without further action by the stockholders.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc., 250 Royall Street, Canton, Massachusetts 02021.

Limitation of Director Liability

Our Charter contains a provision that limits the liability of our directors as permitted under Section 102(b)(7) of the DGCL. The provision eliminates a director’s personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to us or our stockholders, (B) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (C) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the DGCL or (D) for any transaction from which the director derives an improper personal benefit.

Delaware Anti-Takeover Law and Provisions of our Charter and Bylaws

Delaware Anti-Takeover Law. We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of such business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers of the corporation and (b) shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or subsequent to the date of such business combination, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder or any merger or consolidation involving the corporation and another entity that is caused by the interested stockholder;
●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or
●	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning fifteen percent (15%) or more of the outstanding voting stock of the corporation and any affiliate or associate of such entity or person.

Our Charter and Bylaws. Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Charter and Bylaws:

●	permit our Board of Directors to issue up to 5,000,000 shares of preferred stock, with such designations, powers, preferences and rights as our Board of Directors may authorize (including the right to approve an acquisition or other change in control);
●	provide that the authorized number of directors may be changed only by the Board of Directors;
●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and
●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment or repeal of any of these provisions of our Charter would require approval of holders of not less than 66 2/3% of our then outstanding shares of capital stock entitled to vote on such amendment. Our Bylaws may also be amended by an affirmative vote of a majority of the entire Board of Directors.

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DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any securities hereunder, including any combination of, common stock or preferred stock that we may sell. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Any warrants may be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant and the warrant certificate, if any, which we refer to collectively as “warrant agreements,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of such warrants and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement for additional information before you purchase any of our warrants.

General

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
●	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
●	any applicable material U.S. federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	if applicable, the date from and after which the warrants and the common stock will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	the anti-dilution provisions of the warrants, if any;
●	any redemption, put or call provisions;
●	whether the warrants are to be sold separately or with other securities as parts of units; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement or certificate relating to the warrants being offered.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants and their registration as holders of the underlying securities, holders of warrants will not have any of the rights of registered holders of the underlying securities purchasable upon the exercise of the warrants and will not be entitled to, among other things, vote or receive dividend or interest payments or similar distributions on the securities purchasable upon exercise.

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DESCRIPTION OF UNITS

This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the Commission in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	the aggregate number of, and the price at which we will issue, the units any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
●	whether the units will be issued in fully registered or global form;
●	the name of the unit agent;
●	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;
●	if applicable, a discussion of the U.S. federal income tax consequences; and
●	whether the units will be listed on any securities exchange.

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PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

●	directly to purchasers;
●	through underwriters;
●	through dealers;
●	through agents;
●	through any combination of these methods; or
●	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

●	the method of distribution of the securities offered therein;
●	the names of any underwriters, dealers, or agents;
●	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;
●	any underwriting discounts, commissions or other items constituting underwriters’ compensation;
●	any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents; and
●	any securities exchange on which the offered securities may be listed.

Any initial public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Distribution Through Underwriters

We may offer and sell our securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If underwriters are used in the sale of our securities, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of any dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell our securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, or sales made to or through a market maker other than on an exchange.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Underwriters, dealers or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

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Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock, which is listed on the Nasdaq Capital Market under the symbol “STRM”, prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may offer subscription rights to our existing stockholders to purchase additional shares of our common stock, preferred stock or any combination thereof. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such shares. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing stockholders. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or independent broker-dealer will not exceed the then current allowable percentage of the initial gross proceeds from the sale of any security being sold.

Although we expect that delivery of securities generally will be made against payment on or about the second business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we may specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than two business days after the trade date, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Conflict of Interest

We may engage underwriters, dealers and agents in connection with the offering of any of the securities described in this prospectus, some of whom may have a “conflict of interest”, as such term is defined by FINRA. In the event an underwriter, dealer or agent who is participating in the offering has a conflict of interest, we will describe the nature of the conflict in the applicable prospectus supplement, and, if applicable, the name of the underwriter, dealer or agent who is acting as the “qualified independent underwriter” and its role and responsibilities in the offering.

The underwriters, dealers and agents that we may use, as well as their affiliates, may engage in financial or other business transactions with, or perform other services for, us in the ordinary course of business and may receive a portion of the proceeds from this offering.

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LEGAL MATTERS

Unless stated otherwise in the applicable prospectus supplement, Troutman Pepper Hamilton Sanders LLP will provide us with an opinion as to the legality of the securities offered under this prospectus. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

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EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Streamline and its subsidiaries as of January 31, 2022 and 2021 and for the fiscal years then ended, have been audited by Forvis, LLP (formerly Dixon Hughes Goodman LLP), an independent registered public accounting firm, as set forth in their report thereon, included in Streamline’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, and incorporated herein by reference. Such consolidated financial statements and the related consolidated financial statement schedule have been so incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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6,299,989 Shares

STREAMLINE HEALTH SOLUTIONS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

October 24, 2022